Exhibit 99.1

Battalion Oil Corporation Announces First Quarter 2021 Results

HOUSTON, TEXAS – May 17, 2021 – Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today announced results of operations for the first quarter 2021.

Highlights

●	Completed four DUCs and spud two new wells in Monument Draw during the quarter
●	Improved average completion costs from $575/lateral ft in 2020 down to $395/lateral ft in Q1 2021
●	Production from recent completions outperforming expectations
●	On track to deliver on 2021 production guidance despite operational shut-ins due to Winter Storm Uri

Management Comments

Richard Little, the Company’s CEO, commented, “Battalion delivered a strong first quarter despite the operational disruption caused by Winter Storm Uri and the ongoing challenges faced as a result of the COVID-19 pandemic. Our operations team did a great job keeping us up and running during a historically long cold snap. Their efforts keeping production up combined with strong realized pricing allowed us to outperform our Adjusted EBITDA targets for the first quarter.”

“The team continued their exceptional work as we brought four wells online and spud two additional wells during the quarter. Our focus on capital discipline and operational efficiency allowed us to realize historically low drilling and completion costs despite price increases in the service market. These new wells are performing above expectations, and it is just one of the many reasons we’re optimistic about hitting our production targets for 2021 despite the production shut-ins caused by the winter storms.”

“Our commitment to capital efficiency, prudent liquidity management, and operational excellence has left us well positioned to execute on our 2021 plan. We are eager to return to growth and are well positioned to take advantage of the opportunities the market offers us regardless of whether those opportunities come through M&A or the drill bit.”

Results of Operations

Average daily net production and total operating revenue during the first quarter 2021 were 14,333 barrels of oil equivalent per day (“Boepd”) (56% oil) and $55.5 million, respectively, as compared to production and revenue of 18,791 Boepd (55% oil) and $47.4 million, respectively, during the first quarter 2020. The decrease in total production year-over-year was primarily due to production declines in our non-core areas, including the divestiture of properties that produced ~800 Boepd, offset by increased production at Monument Draw as a result of our capital program. Also contributing to the decrease in total production is the temporary shut-in of production in February 2021 as a result of inclement weather during Winter Storm Uri. Despite the reduction in operating volumes, operating revenue increased year-over-year due to high realized natural gas prices during the quarter. As a result of high daily market prices experienced during the winter storm, Battalion was able to realize quarterly gas prices of $4.26 per Million cubic feet (“Mcf”) during the first quarter 2021 as compared to $1.16 per Mcf during the fourth quarter 2020.

Excluding the impact of hedges, Battalion realized 99% of the average NYMEX oil price during the first quarter of 2021.  Realized hedge losses totaled approximately $9.7 million during the first quarter 2021.

Lease operating and workover expense was $7.77 per Boe in the first quarter of 2021 and $8.07 per Boe in the first quarter of 2020. Adjusted G&A was $3.24 per Boe in the first quarter of 2021 compared to $1.50 per Boe in the first quarter of 2020 (see Selected Operating Data table for additional information).

The Company reported a net loss to common stockholders for the first quarter of 2021 of $33.4 million and a net loss per basic and diluted share of $2.06. After adjusting for selected items, the Company reported net income to common stockholders for the first quarter of $2.7 million, or $0.17 per basic and diluted share (see Selected Item Review and Reconciliation for additional information).  Adjusted EBITDA during the quarter ended March 31, 2021 was $15.3 million as compared to $8.8 million during the quarter ended December 31, 2020 (see Adjusted EBITDA Reconciliation table for additional information).

Liquidity and Balance Sheet

As of March 31, 2021, Battalion had $155.0 million of borrowings and $2.5 million of outstanding letters of credit issued under the Senior Revolving Credit Facility resulting in unused borrowing capacity of $32.5 million based on a borrowing base of $190.0 million. Total liquidity at March 31, 2021, inclusive of $1.7 million of cash and cash equivalents, was $34.2 million.

In May 2021, the Company entered into the Fourth Amendment to its Senior Secured Revolving Credit Agreement which, among other things, reduces the borrowing base to $185.0 million effective June 1, 2021 and further reduces the borrowing base to $175.0 million effective September 1, 2021.

Operations Update

During the first quarter of 2021, the Company completed and brought on production four drilled but uncompleted wells and spud two additional new wells in Monument Draw. The Company began completing the two new drill wells in May 2021.

Conference Call Information

Battalion Oil Corporation has scheduled a conference call for Tuesday, May 18, 2021, at 11:00 a.m. EDT (10:00 a.m. CDT). To participate in the conference call, dial +1 720-452-9102 or 800-437-2398 (toll free) a few minutes before the call begins and reference Battalion Oil Corporation confirmation code 5906562.  The conference call recording will also be posted to Battalion’s website: www.battalionoil.com.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects”, "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com.

Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

Chris Lang
Manager, Finance

(832) 538-0551

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2021	2020
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$41,270	$41,917
Natural gas	9,087	354
Natural gas liquids	4,909	4,753
Total oil, natural gas and natural gas liquids sales	55,266	47,024
Other	252	375
Total operating revenues	55,518	47,399

Operating expenses:
Production:
Lease operating	9,467	12,489
Workover and other	560	1,323
Taxes other than income	3,192	2,915
Gathering and other	13,171	10,547
Restructuring	—	418
General and administrative	4,827	3,856
Depletion, depreciation and accretion	10,595	18,030
Total operating expenses	41,812	49,578
Income (loss) from operations	13,706	(2,179)

Other income (expenses):
Net gain (loss) on derivative contracts	(45,711)	118,299
Interest expense and other	(1,370)	(1,629)
Total other income (expenses)	(47,081)	116,670
Income (loss) before income taxes	(33,375)	114,491
Income tax benefit (provision)	—	—
Net income (loss)	$(33,375)	$114,491

Net income (loss) per share of common stock:
Basic	$(2.06)	$7.07
Diluted	$(2.06)	$7.07
Weighted average common shares outstanding:
Basic	16,232	16,204
Diluted	16,232	16,204

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	March 31, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$1,671	$4,295
Accounts receivable, net	39,534	32,242
Assets from derivative contracts	672	8,559
Prepaids and other	2,591	2,740
Total current assets	44,468	47,836
Oil and natural gas properties (full cost method):
Evaluated	530,499	509,274
Unevaluated	75,880	75,494
Gross oil and natural gas properties	606,379	584,768
Less - accumulated depletion	(305,505)	(295,163)
Net oil and natural gas properties	300,874	289,605
Other operating property and equipment:
Other operating property and equipment	3,524	3,535
Less - accumulated depreciation	(1,257)	(1,149)
Net other operating property and equipment	2,267	2,386
Other noncurrent assets:
Assets from derivative contracts	828	4,009
Operating lease right of use assets	195	310
Other assets	1,967	2,351
Total assets	$350,599	$346,497

Current liabilities:
Accounts payable and accrued liabilities	$74,073	$58,928
Liabilities from derivative contracts	42,371	22,125
Current portion of long-term debt	2,123	1,720
Operating lease liabilities	195	403
Total current liabilities	118,762	83,176
Long-term debt	155,086	158,489
Other noncurrent liabilities:
Liabilities from derivative contracts	9,029	4,291
Asset retirement obligations	10,711	10,583
Commitments and contingencies
Stockholders' equity:
Common stock: 100,000,000 shares of $0.0001 par value authorized;
16,267,157 and 16,203,979 shares issued and outstanding as of
March 31, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	330,551	330,123
Retained earnings (accumulated deficit)	(273,542)	(240,167)
Total stockholders' equity	57,011	89,958
Total liabilities and stockholders' equity	$350,599	$346,497

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(33,375)	$114,491
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depletion, depreciation and accretion	10,595	18,030
Stock-based compensation, net	594	387
Unrealized loss (gain) on derivative contracts	36,052	(112,378)
Reorganization items, net	—	(4,984)
Accrued settlements on derivative contracts	4,568	(4,923)
Other income (expense)	(117)	7
Cash flows from operations before changes in working capital	18,317	10,630
Changes in working capital	(4,959)	1,713
Net cash provided by (used in) operating activities	13,358	12,343

Cash flows from investing activities:
Oil and natural gas capital expenditures	(13,792)	(48,157)
Proceeds received from sale of oil and natural gas properties	1,076	—
Funds held in escrow and other	(3)	509
Net cash provided by (used in) investing activities	(12,719)	(47,648)

Cash flows from financing activities:
Proceeds from borrowings	16,000	51,000
Repayments of borrowings	(19,000)	(25,000)
Equity issuance costs and other	(263)	(32)
Net cash provided by (used in) financing activities	(3,263)	25,968

Net increase (decrease) in cash and cash equivalents	(2,624)	(9,337)

Cash and cash equivalents at beginning of period	4,295	10,275
Cash and cash equivalents at end of period	$1,671	$938

BATTALION OIL CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Production volumes:
Crude oil (MBbls)	719	937
Natural gas (MMcf)	2,133	2,539
Natural gas liquids (MBbls)	215	350
Total (MBoe)	1,290	1,710
Average daily production (Boe/d)	14,333	18,791

Average prices:
Crude oil (per Bbl)	$57.40	$44.74
Natural gas (per Mcf)	4.26	0.14
Natural gas liquids (per Bbl)	22.83	13.58
Total per Boe	42.84	27.50

Cash effect of derivative contracts:
Crude oil (per Bbl)	$(13.17)	$5.47
Natural gas (per Mcf)	(0.09)	0.32
Natural gas liquids (per Bbl)	—	—
Total per Boe	(7.49)	3.46

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$44.23	$50.21
Natural gas (per Mcf)	4.17	0.46
Natural gas liquids (per Bbl)	22.83	13.58
Total per Boe	35.35	30.96

Average cost per Boe:
Production:
Lease operating	$7.34	$7.30
Workover and other	0.43	0.77
Taxes other than income	2.47	1.70
Gathering and other, as adjusted (1)	10.21	6.18
Restructuring	—	0.24
General and administrative, as adjusted (1)	3.24	1.50
Depletion	8.02	10.29

(1) Represents gathering and other and general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$3.74	$2.26
Stock-based compensation:
Non-cash	(0.46)	(0.23)
Transaction costs and other:
Cash	(0.04)	(0.53)
General and administrative, as adjusted(2)	$3.24	$1.50

Gathering and other, as reported	10.21	6.17
Rig termination and stacking charges and other	—	0.01
Gathering and other, as adjusted(3)	$10.21	$6.18

Total operating costs, as reported	24.19	18.20
Total adjusting items	(0.50)	(0.75)
Total operating costs, as adjusted(4)	$23.69	$17.45

(2)	General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plans, as well as other cash charges associated with transaction costs and other. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.
(3)	Gathering and other, as adjusted, is a non-GAAP measure that excludes rig termination and stacking charges and other costs. The Company believes that it is useful to understand the effects that these charges have on gathering and other expense and total operating costs and that exclusion of such charges is useful for comparative purposes.
(4)	Represents lease operating expense, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

BATTALION OIL CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2021	2020
As Reported:
Net income (loss), as reported	$(33,375)	$114,491

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$34,811	$(111,834)
Natural gas	1,241	(544)
Natural gas liquids	—	—
Total mark-to-market non-cash charge	36,052	(112,378)
Restructuring	—	418
Transaction costs, rig termination and stacking charges and other	52	906
Selected items, before income taxes	36,104	(111,054)
Income tax effect of selected items	—	—
Selected items, net of tax	36,104	(111,054)

As Adjusted:
Net income (loss), excluding selected items (1)	$2,729	$3,437

Basic net income (loss) per common share, as reported	$(2.06)	$7.07
Impact of selected items	2.23	(6.86)
Basic net income (loss) per common share, excluding selected items (1)	$0.17	$0.21

Diluted net income (loss) per common share, as reported	$(2.06)	$7.07
Impact of selected items	2.23	(6.86)
Diluted net income (loss) per common share, excluding selected items (1)(2)	$0.17	$0.21

Net cash provided by (used in) operating activities	$13,358	$12,343
Changes in working capital	4,959	(1,713)
Cash flows from operations before changes in working capital	18,317	10,630
Cash components of selected items	(4,516)	11,231
Income tax effect of selected items	—	—
Cash flows from operations before changes in working capital, adjusted for selected items (1)	$13,801	$21,861

(1)	Net income (loss) and earnings per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(2)	The impact of selected items for the three months ended March 31, 2021 and 2020 were calculated based upon weighted average diluted shares of 16.4 million and 16.2 million, respectively, due to the net income (loss) available to common stockholders, excluding selected items.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2021	2020

Net income (loss), as reported	$(33,375)	$114,491
Impact of adjusting items:
Interest expense	1,496	1,714
Depletion, depreciation and accretion	10,595	18,030
Stock-based compensation	594	387
Interest income	(125)	(97)
Restructuring	—	418
(Gain) loss on sale of other assets	(4)	—
Unrealized loss (gain) on derivatives contracts	36,052	(112,378)
Transaction costs, rig termination and stacking charges and other	52	906
Adjusted EBITDA(1)	$15,285	$23,471

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30. 2020

Net income (loss), as reported	$(33,375)	$(63,757)	$(153,125)	$(127,316)
Impact of adjusting items:
Interest expense	1,496	1,853	1,964	1,842
Depletion, depreciation and accretion	10,595	13,886	15,755	14,382
Full cost ceiling impairment	—	26,702	128,336	60,107
Stock-based compensation	594	785	620	786
Interest income	(125)	(171)	(273)	(232)
Restructuring	—	—	—	2,162
(Gain) loss on sale of other assets	(4)	—	—	52
Unrealized loss (gain) on derivatives contracts	36,052	30,172	21,128	67,221
Other(1)	52	(658)	210	4,211
Adjusted EBITDA(2)(3)	$15,285	$8,812	$14,615	$23,215

Adjusted LTM EBITDA(2)(3)	$61,927

(1)	Other adjustments to net income (loss), as reported include rig termination and stacking charges, transaction costs, and other non-recurring professional fees and costs.
(2)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(3)	Adjusted EBITDA for the three months ended September 30, 2020 and June 30, 2020, includes approximately $6.6 million and $16.4 million of net proceeds, respectively, from hedge monetizations that occurred during the periods.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	March 31, 2020	December 31, 2019(1)	September 30, 2019	June 30. 2019

Net income (loss), as reported	$114,491	$(125,826)	$(63,284)	$(640,844)
Impact of adjusting items:
Interest expense	1,714	1,430	9,911	14,382
Depletion, depreciation and accretion	18,030	19,996	20,512	40,425
Full cost ceiling impairment	—	—	45,568	664,383
Income tax provision (benefit)	—	—	—	(50,306)
Stock-based compensation	387	—	(2,278)	1,025
Interest income	(97)	(128)	(13)	(17)
Reorganization items, net	—	118,664	1,758	—
Restructuring	418	1,175	3,223	654
(Gain) loss on sale of other assets	—	(6)	2	—
(Gain) loss on sale of Water Assets	—	(506)	(164)	2,897
Unrealized loss (gain) on derivatives contracts	(112,378)	18,681	(11,571)	(10,764)
Other(2)	906	(901)	15,276	3,678
Adjusted EBITDA(3)(4)	$23,471	$32,579	$18,940	$25,513

Adjusted LTM EBITDA(1)(3)(4)	$100,503

(1)	For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for Adjusted EBITDA for the three months ended December 31, 2019 and the Adjusted LTM EBITDA as of March 31, 2020. The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start reporting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor are not comparable to those of the Predecessor. The Company believes that subject to consideration of the impact of fresh-start reporting, combining the results of the Predecessor and Successor provides meaningful information about Adjusted LTM EBITDA that assists a reader in understanding the Company’s financial results for the applicable periods.
(2)	Other adjustments to net income (loss), as reported includes rig termination and stacking charges, prepetition reorganization costs, and other non-recurring professional fees and costs.
(3)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(4)	Adjusted EBITDA for the three months ended June 30, 2019 includes approximately $4.1 million of net proceeds from hedge monetizations that occurred during the period.